EXHIBIT 99.1

ConnectOne Bancorp, Inc. Reports Third Quarter 2018 Results

ENGLEWOOD CLIFFS, N.J., Oct. 25, 2018 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today reported net income of $19.9 million for the third quarter of 2018 compared with $17.5 million for the second quarter of 2018 and $13.1 million for the third quarter of 2017.  Diluted earnings per share were $0.61 for the third quarter of 2018 compared with $0.54 earned in the second quarter of 2018 and $0.41 earned in the third quarter of 2017.

Adjusted net income amounted to $18.5 million, or $0.57 earnings per share, for the third quarter of 2018; $17.5 million, or $0.54 earnings per share, for the second quarter of 2018; and $14.9 million, or $0.46 earnings per share, for the third quarter of 2017.  Adjusted net income for the third quarter of 2018 excludes $1.7 million in income tax benefits resulting from deferred tax asset (“DTA”) valuation adjustments and ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, and $0.3 million in after-tax merger-related expenses.

Frank Sorrentino, ConnectOne’s Chairman and Chief Executive Officer stated, “Our third quarter results reflect continued strong core performance and excellent execution across the organization despite the challenging operating environment.  Our performance was highlighted by record quarterly earnings, solid loan and deposit growth, a stable net interest margin, continued strong return on assets and return on tangible common equity, and sequential growth in tangible book value of $0.49 per share.  For the quarter, period-end loans grew on a sequential basis in excess of 9% annualized including commercial loans which grew $78 million, or 38% annualized, while average total deposits increased in excess of 15% annualized including noninterest-bearing demand growth in excess of 23%. Our net interest margin remained essentially flat, contracting 1 basis-point from the prior sequential quarter, while favorably widening by 3 basis-points when excluding the impact of purchase accounting adjustments.  We saw an increasing yield in the loan portfolio, driven by repricing and higher origination rates, and strong growth of our noninterest-bearing deposits, offset by increased rates on interest-bearing deposits.  Our efficiency ratio ticked up slightly to 42.3%, compared to 41.8% from the prior sequential quarter due primarily to previously planned technology investments and opening our new Astoria, Queens, New York office.  We remain one of the most efficient banks in the country.  Looking ahead to the remainder of 2018 and into 2019, we remain well-positioned for strong financial performance with steady, albeit slower, growth.”

Mr. Sorrentino added, “On the operations side, we are extremely pleased with our recent expansion into Astoria with our newest banking office, the launch of our partnership with Zelle and our continued roll out of nCino.  The Zelle offering was launched on our ConnectOne Bank mobile banking app, allowing our clients to quickly and safely send money directly from person to person.  ConnectOne was part of the original consortium of 30 banks in the U.S. to partner with Zelle and provide a fast and easy way to send and receive money and we are very pleased with how our clients are adopting the new service.  We continue to integrate the nCino operating system into our day-to-day business and it is proving to be a powerful tool, allowing us to maintain our best-in-class efficiency metrics.  All of these efforts, as well as expanding into new digital offerings, remain incredibly important to ConnectOne as we continue to enter into new markets, serve new clients, and bolster our existing client relationships.  Finally, with regard to the previously announced acquisition of Greater Hudson Bank, we recently received FDIC approval and the transaction remains on track to close in early January 2019.”

Operating Results

Fully taxable equivalent net interest income for the third quarter of 2018 was $40.4 million, an increase of $1.0 million, or 2.6%, from the second quarter of 2018, resulting primarily from an increase in total interest-earning assets of 1.8%, and slightly offset by a contraction in the net interest margin of 1 basis-point to 3.30% from 3.31%.  Included in net interest income were purchase accounting adjustments of $0.2 million during the third quarter of 2018 and $0.7 million during the second quarter of 2018.  Excluding these purchase accounting adjustments, the adjusted net interest margin was 3.29% in the third quarter of 2018, widening by 3 basis-points from the second quarter of 2018 adjusted net interest margin of 3.26%.  The increase in the adjusted net interest margin was primarily attributable to a higher yield earned on loans, an improved asset-mix and growth in noninterest-bearing deposits, partially offset by increases in deposit funding costs.

Fully taxable equivalent net interest income for the third quarter of 2018 increased by $2.5 million, or 6.6%, from the third quarter of 2017, resulting from a 10.9% increase in total average interest-earning assets, primarily loans, and partially offset by a contraction in the net interest margin of 14 basis-points to 3.30% from 3.44%. Included in net interest income were purchase accounting adjustments of $0.2 million during the third quarter of 2018 and $0.3 million during the third quarter of 2017.  Excluding these purchase accounting adjustments, the adjusted net interest margin was 3.29% in the third quarter of 2018, contracting by 12 basis-points from the third quarter of 2017 adjusted net interest margin of 3.41%. The decrease in the adjusted net interest margin was primarily attributable to a long-term subordinated debt issuance, a change in the taxable equivalent adjustment and increased deposit rates, partially offset by higher rates earned on loans.

Noninterest income totaled $1.4 million in the third and second quarters of 2018 and $1.8 million in the third quarter of 2017.  Noninterest income consists of income on bank owned life insurance, net gains on sales of loans held-for-sale and deposit service fees, loan fees, and other income. Last year’s third quarter included a BOLI death benefit.

Noninterest expenses totaled $18.3 million for the third quarter of 2018, $17.1 million for the second quarter of 2018 and $18.6 million for the third quarter of 2017.  Noninterest expenses increased by $1.2 million from the prior sequential quarter due primarily to increases in salaries and employee benefits ($0.4 million), largely due to compensation accrual adjustments, merger-related expenses ($0.4 million) and other expenses ($0.4 million), including a loss on sale of an OREO property.  Noninterest expenses decreased by $0.4 million from the prior year third quarter due primarily to a $3.0 million valuation allowance adjustment on taxi medallion loans held-for-sale that occurred during the prior year third quarter, partially offset by increases in salaries and employee benefits ($1.3 million), other expenses ($0.9 million), both due to increased levels of business and staff resulting from organic growth, and merger-related expenses ($0.4 million).

Income tax expense was $2.1 million for the third quarter of 2018, $4.6 million for the second quarter of 2018 and $5.6 million for the third quarter of 2017.  Included in income tax expense for the current quarter were benefits of $1.4 million resulting from Federal and NJ DTA adjustments and $0.3 million resulting from ASU 2016-09.   Excluding these income tax expense adjustments, the Company’s effective tax rate declined to 17% for the third quarter of 2018 from 21% during the first half of 2018. This reduction is the result of implementing certain tax strategies in the second half of 2018. The effective tax rate, exclusive of income tax expense adjustments, is anticipated to increase to approximately 26% for 2019, due to the recent NJ corporate tax legislation.

Asset Quality

The provision for loan losses was $1.1 million in both the third and second quarters of 2018, and $1.5 million in the third quarter of 2017.  The provision for loan losses remained flat when compared to the prior sequential quarter.  The decrease from the prior year third quarter was the result of increased provision for the acquired portfolio during the prior year third quarter.

Nonperforming assets, which includes nonaccrual loans and other real estate owned, were $53.0 million at September 30, 2018, $66.2 million at December 31, 2017 and $61.2 million at September 30, 2017. Included in nonperforming assets were taxi medallion loans totaling $28.5 million at September 30, 2018, $46.8 million at December 31, 2017 and $47.4 million at September 30, 2017.  Nonperforming assets (including taxi) as a percentage of total assets were 0.99% at September 30, 2018, 1.29% at December 31, 2017 and 1.26% at September 30, 2017.  Excluding the taxi medallion loans, nonaccrual loans were $24.5 million at September 30, 2018, $18.8 million at December 31, 2017 and $13.8 million at September 30, 2017, representing a ratio of nonaccrual loans (excluding taxi) to loans receivable of 0.55%, 0.46% and 0.35%, respectively.  The annualized net loan charge-off (recovery) ratio was (0.01)% for the third quarter of 2018, 0.01% for the fourth quarter of 2017 and (0.00%) for the third quarter of 2017. The allowance for loan losses represented 0.78%, 0.76%, and 0.77% of loans receivable as of September 30, 2018, December 31, 2017 and September 30, 2017, respectively.  The allowance for loan losses as a percentage of nonaccrual loans was 65.5% as of September 30, 2018, 48.4% as of December 31, 2017 and 48.8% as of September 30, 2017.  Excluding the taxi medallion loans, allowance for loan losses as a percentage of nonaccrual loans was 141.6% as of September 30, 2018, 168.4% as of December 31, 2017 and 217.2% as of September 30, 2017.

Selected Balance Sheet Items

At September 30, 2018, the Company’s total assets were $5.4 billion, an increase of $260 million from December 31, 2017, largely the result of an increase in total loans (loan originations less pay-downs and pay-offs) of $266 million. The Company’s stockholders’ equity was $595 million at September 30, 2018, an increase of $29 million from December 31, 2017. The increase in stockholders’ equity was primarily attributable to increases in retained earnings of $35 million, primarily offset by increases in accumulated other comprehensive losses of $7 million.  As of September 30, 2018, the Company’s tangible common equity ratio and tangible book value per share were 8.56% and $13.87, respectively.  Tangible book value per share increased $0.49, or 3.7%, from the sequential quarter.  As of December 31, 2017, the tangible common equity ratio and tangible book value per share were 8.41% and $13.01, respectively. Total goodwill and other intangible assets were approximately $148 million as of September 30, 2018 and December 31, 2017.

ConnectOne Appoints New Independent Board Member

The Company also announced today that Katherin Nukk-Freeman, co-founding partner and CEO of Nukk-Freeman & Cerra, P.C., has been elected to ConnectOne’s Board of Directors. With more than 20 years of experience in employment law, Ms. Nukk-Freeman serves as a trusted advisor to corporate leaders in addressing and effectively managing workplace issues. Most recently, she co-founded SHIFT, a technology startup that provides HR compliance training tools to companies of all sizes.

“Katherin’s extensive knowledge of human resource compliance and law coupled with her technological knowledge will be a valuable asset to ConnectOne. I am thrilled to welcome her to our Board,” commented Mr. Sorrentino.

Use of Non-GAAP Financial Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), ConnectOne routinely supplements its evaluation with an analysis of certain non-GAAP/adjusted financial measures including an adjusted net income available to common shareholders. ConnectOne believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors in understanding our operating performance and trends.  These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited.  They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP.  These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Third Quarter 2018 Results Conference Call

Management will also host a conference call and audio webcast at 10:00 a.m. ET on October 25, 2018 to review the Company's financial performance and operating results.  The conference call dial-in number is 334-323-0522, access code 6919110. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the "Investor Relations" link on the Company's website https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

A replay of the conference call will be available beginning at approximately 1:00 p.m. ET on Thursday, October 25, 2018 and ending on Thursday, November 1, 2018 by dialing 719-457-0820, access code 6919110. An online archive of the webcast will be available following the completion of the conference call at https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

About ConnectOne Bancorp, Inc.

ConnectOne Bancorp, Inc., through its subsidiary, ConnectOne Bank offers a broad range of commercial banking and lending services and products through its 22 banking offices located in New York and New Jersey.   ConnectOne Bancorp, Inc. is traded on the Nasdaq Global Market under the trading symbol "CNOB," and information about ConnectOne may be found at www.ConnectOneBank.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, those factors set forth in Item 1A – Risk Factors of the Company’s Annual Report on Form 10-K, as filed with the Securities Exchange Commission, and changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Investor Contact:

William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Media Contact:
Thomas Walter, MWWPR
202.600.4532; twalter@mww.com

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	September 30,	December 31,	September 30,
	2018	2017	2017
	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$37,058	$52,565	$41,114
Interest-bearing deposits with banks	118,790	97,017	100,148
Cash and cash equivalents	155,848	149,582	141,262

Securities available-for-sale	410,039	435,284	400,516
Equity securities	11,403	-	-

Loans held-for-sale	270	24,845	89,386

Loans receivable	4,462,487	4,171,456	3,889,289
Less: Allowance for loan losses	34,749	31,748	29,870
Net loans receivable	4,427,738	4,139,708	3,859,419

Investment in restricted stock, at cost	32,486	33,497	29,672
Bank premises and equipment, net	20,998	21,659	21,917
Accrued interest receivable	17,690	15,470	14,841
Bank owned life insurance	113,026	111,311	110,762
Other real estate owned	-	538	-
Goodwill	145,909	145,909	145,909
Core deposit intangibles	1,882	2,364	2,533
Other assets	31,352	28,275	28,538
Total assets	$5,368,641	$5,108,442	$4,844,755

LIABILITIES
Deposits:
Noninterest-bearing	$758,213	$776,843	$719,582
Interest-bearing	3,230,552	3,018,285	2,904,187
Total deposits	3,988,765	3,795,128	3,623,769
Borrowings	629,979	670,077	585,124
Subordinated debentures (net of $1,681, $456 and $498 in debt issuance costs)	128,474	54,699	54,657
Other liabilities	26,552	23,101	23,514
Total liabilities	4,773,770	4,543,005	4,287,064

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock	412,546	412,546	412,546
Additional paid-in capital	14,625	13,602	12,840
Retained earnings	195,101	160,025	151,851
Treasury stock	(16,717)	(16,717)	(16,717)
Accumulated other comprehensive loss	(10,684)	(4,019)	(2,829)
Total stockholders' equity	594,871	565,437	557,691
Total liabilities and stockholders' equity	$5,368,641	$5,108,442	$4,844,755

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	09/30/18	09/30/17	09/30/18	09/30/17
Interest income
Interest and fees on loans	$51,699	$43,241	$148,218	$121,879
Interest and dividends on investment securities:
Taxable	2,154	1,695	6,191	5,042
Tax-exempt	785	870	2,377	2,655
Dividends	530	362	1,517	982
Interest on federal funds sold and other short-term investments	183	170	607	555
Total interest income	55,351	46,338	158,910	131,113
Interest expense
Deposits	10,681	6,113	27,538	16,717
Borrowings	4,708	3,206	14,318	9,135
Total interest expense	15,389	9,319	41,856	25,852

Net interest income	39,962	37,019	117,054	105,261
Provision for loan losses	1,100	1,450	20,000	4,000
Net interest income after provision for loan losses	38,862	35,569	97,054	101,261

Noninterest income
Annuities and insurance commissions	-	-	-	39
Income on bank owned life insurance	751	985	2,300	2,402
Net gains on sale of loans held-for-sale	2	50	31	120
Deposit, loan and other income	676	721	1,893	2,023
Net gains on sale of investment securities	-	-	-	1,596
Total noninterest income	1,429	1,756	4,224	6,180

Noninterest expenses
Salaries and employee benefits	10,181	8,872	29,596	25,710
Occupancy and equipment	2,137	1,969	6,311	6,215
FDIC insurance	735	840	2,350	2,550
Professional and consulting	891	740	2,439	2,192
Marketing and advertising	192	225	736	770
Data processing	1,102	1,176	3,341	3,474
Merger expenses	375	-	399	-
Amortization of core deposit intangible	145	169	483	555
Increase in valuation allowance, loans held-for-sale	-	3,000	-	15,325
Other expenses	2,529	1,650	6,799	5,402
Total noninterest expenses	18,287	18,641	52,454	62,193

Income before income tax expense	22,004	18,684	48,824	45,248
Income tax expense	2,102	5,607	7,144	12,608
Net income	$19,902	$13,077	$41,680	$32,640

Earnings per common share:
Basic	$0.62	$0.41	$1.30	$1.02
Diluted	0.61	0.41	1.29	1.01

Dividends per common share	$0.075	$0.075	$0.225	$0.225

ConnectOne's management believes that the supplemental financial information, including non-GAAP measures provided below, is useful to investors. The non-GAAP measures should not be viewed as a substitute for financial results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP financial measures presented by other companies.

CONNECTONE BANCORP, INC.
SUPPLEMENTAL GAAP AND NON-GAAP FINANCIAL MEASURES

	As of
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2018	2018	2018	2017	2017

Selected Financial Data	(dollars in thousands)
Total assets	$5,368,641	$5,275,368	$5,158,368	$5,108,442	$4,844,755
Loans receivable:
Commercial	$886,212	$808,604	$768,640	$781,698	$641,613
Commercial real estate	1,282,766	1,282,426	1,275,764	1,232,037	1,254,720
Multifamily	1,504,134	1,480,243	1,400,420	1,403,256	1,330,485
Commercial construction	494,206	498,607	479,190	483,216	399,453
Residential	295,948	288,449	278,985	271,795	264,244
Consumer	2,508	5,637	2,461	2,808	1,912
Gross loans	4,465,774	4,363,966	4,205,460	4,174,810	3,892,427
Unearned net origination fees	(3,287)	(3,112)	(2,781)	(3,354)	(3,138)
Loans receivable	4,462,487	4,360,854	4,202,679	4,171,456	3,889,289
Loans held-for-sale (net of valuation allowance)	270	-	45,886	24,845	89,386
Total loans	$4,462,757	$4,360,854	$4,248,565	$4,196,301	$3,978,675

Investment securities	$421,442	$411,574	$435,929	$435,284	$400,516
Goodwill and other intangible assets	147,791	147,936	148,104	148,273	148,442
Deposits:
Noninterest-bearing demand	$758,213	$765,150	$739,174	$776,843	$719,582
Time deposits	1,322,747	1,315,843	1,255,654	1,179,969	1,078,359
Other interest-bearing deposits	1,907,805	1,824,417	1,754,759	1,838,316	1,825,828
Total deposits	$3,988,765	$3,905,410	$3,749,587	$3,795,128	$3,623,769

Borrowings	$629,979	$628,995	$695,032	$670,077	$585,124
Subordinated debentures (net of debt issuance costs)	128,474	128,392	128,310	54,699	54,657
Total stockholders' equity	594,871	578,557	564,266	565,437	557,691

Quarterly Average Balances
Total assets	$5,186,173	$5,104,661	$5,088,823	$4,916,549	$4,713,487
Loans receivable:
Commercial	$850,038	$808,764	$820,562	$761,147	$671,525
Commercial real estate (including multifamily)	2,723,572	2,654,276	2,643,466	2,566,959	2,502,846
Commercial construction	494,460	494,092	482,391	439,629	418,439
Residential	294,758	282,504	275,263	268,047	255,755
Consumer	3,205	5,685	4,659	3,849	2,555
Gross loans	4,366,033	4,245,321	4,226,341	4,039,631	3,851,120
Unearned net origination fees	(3,182)	(3,208)	(3,110)	(3,485)	(3,724)
Loans receivable	4,362,851	4,242,113	4,223,231	4,036,146	3,847,396
Loans held-for-sale	54	30,099	24,766	57,812	51,008
Total loans	$4,362,905	$4,272,212	$4,247,997	$4,093,958	$3,898,404

Investment securities	$415,074	$424,854	$437,141	$417,560	$398,635
Goodwill and other intangible assets	147,883	148,046	148,215	148,383	148,553
Deposits:
Noninterest-bearing demand	$761,782	$719,372	$724,471	$712,391	$688,707
Time deposits	1,296,165	1,280,471	1,207,368	1,114,670	1,005,997
Other interest-bearing deposits	1,854,763	1,765,577	1,815,122	1,855,688	1,816,162
Total deposits	$3,912,710	$3,765,420	$3,746,961	$3,682,749	$3,510,866

Borrowings	$531,251	$613,763	$630,117	$588,260	$570,711
Subordinated debentures (net of debt issuance costs)	128,420	128,339	115,182	54,672	54,630
Total stockholders' equity	590,128	574,992	575,029	567,308	556,620

	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2018	2018	2018	2017	2017

	(dollars in thousands, except for per share data)
Net interest income	$39,962	$38,945	$38,147	$39,808	$37,019
Provision for loan losses	1,100	1,100	17,800	2,000	1,450
Net interest income after provision for loan losses	38,862	37,845	20,347	37,808	35,569
Noninterest income
Income on bank owned life insurance	751	775	774	779	985
Net gains on sale of loans held-for-sale	2	12	17	588	50
Deposit, loan and other income	676	601	616	657	721
Total noninterest income	1,429	1,388	1,407	2,024	1,756
Noninterest expenses
Salaries and employee benefits	10,181	9,736	9,679	9,418	8,872
Occupancy and equipment	2,137	2,031	2,143	1,948	1,969
FDIC insurance	735	765	850	935	840
Professional and consulting	891	825	723	671	740
Marketing and advertising	192	337	207	226	225
Data processing	1,102	1,091	1,148	1,069	1,176
Merger expenses	375	24	-	-	-
Amortization of core deposit intangible	145	169	169	169	169
Increase in valuation allowance, loans held-for-sale	-	-	-	267	3,000
Other expenses	2,529	2,130	2,140	1,863	1,650
Total noninterest expenses	18,287	17,108	17,059	16,566	18,641

Income before income tax expense	22,004	22,125	4,695	23,266	18,684
Income tax expense	2,102	4,598	444	12,686	5,607
Net income	$19,902	$17,527	$4,251	$10,580	$13,077

Reconciliation of GAAP Earnings to Adjusted Earnings:
Net income	$19,902	$17,527	$4,251	$10,580	$13,077
Merger expenses (after taxes)	297	19	-	-	-
Deferred tax valuation adjustment	(1,408)	-	-	5,574	-
Tax benefit on employee share-based awards (ASU 2016-09)	(297)	(49)	(541)	-	-
Provision related to taxi medallion loans (after taxes)	-	-	13,430	-	-
Increase in valuation allowance, loans held-for-sale (after taxes)	-	-	-	182	1,776
Net income-adjusted	$18,494	$17,497	$17,140	$16,336	$14,853

Weighted average diluted shares outstanding	32,319,060	32,321,150	32,238,048	32,252,759	32,182,016

Diluted EPS (GAAP)	$0.61	$0.54	$0.13	$0.33	$0.41
Diluted EPS-adjusted (Non-GAAP) (1)	0.57	0.54	0.53	0.51	0.46

Return on Assets Measures
Net income-adjusted	$18,494	$17,497	$17,140	$16,336	$14,853

Average assets	$5,186,173	$5,104,661	$5,088,823	$4,916,549	$4,713,487
Less: average intangible assets	(147,883)	(148,046)	(148,215)	(148,383)	(148,553)
Average tangible assets	$5,038,290	$4,956,615	$4,940,608	$4,768,166	$4,564,934
Return on avg. assets (GAAP)	1.52%	1.38%	0.34%	0.85%	1.10%
Return on avg. assets-adjusted (non-GAAP) (2)	1.41	1.37	1.37	1.32	1.25

(1) Represents adjusted earnings available to common stockholders divided by weighted average diluted shares outstanding.
(2) Adjusted net income divided by average assets.

	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2018	2018	2018	2017	2017

Return on Equity Measures	(dollars in thousands)
Net income-adjusted	$18,494	$17,497	$17,140	$16,336	$14,853

Average common equity	$590,128	$574,992	$575,029	$567,308	$556,620
Less: average intangible assets	(147,883)	(148,046)	(148,215)	(148,383)	(148,553)
Average tangible common equity	$442,245	$426,946	$426,814	$418,925	$408,067

Return on avg. common equity (GAAP)	13.38%	12.23%	3.00%	7.40%	9.32%
Return on avg. common equity-adjusted (non-GAAP) (3)	12.43	12.21	12.09	11.42	10.59
Return on avg. tangible common equity (non-GAAP) (4)	17.95	16.58	4.15	10.11	12.81
Return on avg. tangible common equity-adjusted (non-GAAP) (5)	16.68	16.55	16.40	15.57	14.54

Efficiency Measures
Total noninterest expenses	$18,287	$17,108	$17,059	$16,566	$18,641
Increase in valuation allowance, loans held-for-sale	-	-	-	(267)	(3,000)
Merger expenses	(375)	(24)	-	-	-
Foreclosed property expense	(196)	(11)	(51)	(32)	(46)
Operating noninterest expense	$17,716	$17,073	$17,008	$16,267	$15,595

Net interest income (tax equivalent basis)	$40,444	$39,409	$38,610	$40,744	$37,929
Noninterest income	1,429	1,388	1,407	2,024	1,756
Operating revenue	$41,873	$40,797	$40,017	$42,768	$39,685

Operating efficiency ratio (non-GAAP) (6)	42.3%	41.8%	42.5%	38.0%	39.3%

Net Interest Margin
Average interest-earning assets	$4,856,678	$4,771,523	$4,799,453	$4,603,659	$4,378,537

Net interest income (tax equivalent basis)	$40,444	$39,409	$38,610	$40,744	$37,929
Impact of purchase accounting fair value marks	(195)	(680)	(240)	(1,026)	(317)
Adjusted net interest income (tax equivalent basis)	$40,249	$38,729	$38,370	$39,718	$37,612

Net interest margin (GAAP)	3.30%	3.31%	3.26%	3.51%	3.44%
Adjusted net interest margin (non-GAAP) (7)	3.29	3.26	3.24	3.42	3.41

(3) Adjusted earnings available to common stockholders divided by average common equity.
(4) Earnings available to common stockholders excluding amortization of intangible assets divided by average tangible common equity.
(5) Adjusted earnings available to common stockholders excluding amortization of intangible assets divided by average tangible common equity.
(6) Operating noninterest expense divided by operating revenue.
(7) Adjusted net interest margin excludes impact of purchase accounting fair value marks.

	As of
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2018	2018	2018	2017	2017

Capital Ratios and Book Value per Share	(dollars in thousands, except for per share data)
Common equity	$594,871	$578,557	$564,266	$565,437	$557,691
Less: intangible assets	(147,791)	(147,936)	(148,104)	(148,273)	(148,442)
Tangible common equity	$447,080	$430,621	$416,162	$417,164	$409,249

Total assets	$5,368,641	$5,275,368	$5,158,368	$5,108,442	$4,844,755
Less: intangible assets	(147,791)	(147,936)	(148,104)	(148,273)	(148,442)
Tangible assets	$5,220,850	$5,127,432	$5,010,264	$4,960,169	$4,696,313

Common shares outstanding	32,238,264	32,184,047	32,175,233	32,071,860	32,015,317

Common equity ratio (GAAP)	11.08%	10.97%	10.94%	11.07%	11.51%
Tangible common equity ratio (non-GAAP) (8)	8.56	8.40	8.31	8.41	8.71

Regulatory capital ratios (Bancorp):
Leverage ratio	9.15%	8.93%	8.65%	8.92%	9.13%
Common equity Tier 1 risk-based ratio	9.50	9.33	9.14	9.15	9.40
Risk-based Tier 1 capital ratio	9.61	9.44	9.25	9.26	9.52
Risk-based total capital ratio	12.94	12.81	12.66	11.04	11.34

Regulatory capital ratios (Bank):
Leverage ratio	10.64%	10.43%	10.20%	9.84%	10.11%
Common equity Tier 1 risk-based ratio	11.18	11.02	10.91	10.21	10.54
Risk-based Tier 1 capital ratio	11.18	11.02	10.91	10.21	10.54
Risk-based total capital ratio	12.57	12.42	12.31	10.90	11.22

Book value per share (GAAP)	$18.45	$17.98	$17.54	$17.63	$17.42
Tangible book value per share (non-GAAP) (9)	13.87	13.38	12.93	13.01	12.78

Net Loan Charge-Off (Recoveries) Detail
Net loan charge-offs (recoveries) :
Charge-offs	$6	$47	$17,038	$156	$-
Recoveries	(61)	(12)	(19)	(34)	(20)
Net loan charge-offs (recoveries)	$(55)	$35	$17,019	$122	$(20)
Net loan charge-offs (recoveries) as a % of average loans receivable (annualized)	(0.01)%	0.00%	1.63%	0.01%	(0.00)

Asset Quality
Nonaccrual taxi medallion loans	$28,482	$28,944	$29,405	$46,765	$47,430
Nonaccrual loans (excluding taxi medallion loans)	24,533	20,771	20,631	18,848	13,755
Other real estate owned	-	1,076	1,076	538	-
Total nonperforming assets	$53,015	$50,791	$51,112	$66,151	$61,185

Performing troubled debt restructurings	$11,243	$12,827	$14,349	$14,920	$12,749

Allowance for loan losses ("ALLL")	$34,749	$33,594	$32,529	$31,748	$29,870

Loans receivable	$4,462,487	$4,360,854	$4,202,679	$4,171,456	$3,889,289
Less: taxi medallion loans	28,482	28,944	29,405	46,765	-
Loans receivable (excluding taxi medallion loans)	$4,434,005	$4,331,910	$4,173,274	$4,124,691	$3,889,289

Loans held-for-sale (taxi medallion loans)	$-	$-	$-	$-	$47,430

Nonaccrual loans (excluding taxi medallion loans) as a % of loans receivable (excluding taxi medallion loans)	0.55%	0.48%	0.49%	0.46%	0.35%
Nonaccrual loans as a % of loans receivable	1.19	1.14	1.19	1.57	1.57
Nonperforming assets as a % of total assets	0.99	0.96	0.99	1.29	1.26
ALLL as a % of loans receivable	0.78	0.77	0.77	0.76	0.77
ALLL as a % of nonaccrual loans (excluding taxi medallion loans)	141.6	161.7	157.7	168.4	217.2
ALLL as a % of nonaccrual loans	65.5	67.6	65.0	48.4	48.8

(8) Tangible common equity divided by tangible assets.
(9) Tangible common equity divided by common shares outstanding at period-end.

CONNECTONE BANCORP, INC.
NET INTEREST MARGIN ANALYSIS
(dollars in thousands)
	For the Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Average			Average			Average
Interest-earning assets:	Balance	Interest	Rate (8)	Balance	Interest	Rate (8)	Balance	Interest	Rate (8)
Investment securities (1) (2)	$423,566	$3,147	2.95%	$432,493	$3,136	2.91%	$397,077	$3,033	3.03%
Total loans (2) (3) (4)	4,362,905	51,973	4.73	4,272,212	49,750	4.67	3,898,404	43,683	4.45
Federal funds sold and interest-
bearing deposits with banks	42,164	183	1.72	35,315	159	1.81	53,820	170	1.25
Restricted investment in bank stock	28,043	530	7.50	31,503	502	6.39	29,236	362	4.91
Total interest-earning assets	4,856,678	55,833	4.56	4,771,523	53,547	4.50	4,378,537	47,248	4.28
Allowance for loan losses	(33,943)			(32,668)			(28,999)
Noninterest-earning assets	363,438			365,806			363,949
Total assets	$5,186,173			$5,104,661			$4,713,487

Interest-bearing liabilities:
Time deposits	$1,296,165	6,477	1.98	$1,280,471	5,830	1.83	$1,005,997	3,593	1.42
Other interest-bearing deposits	1,854,763	4,204	0.90	1,765,577	3,338	0.76	1,816,162	2,520	0.55
Total interest-bearing deposits	3,150,928	10,681	1.34	3,046,048	9,168	1.21	2,822,159	6,113	0.86

Borrowings	531,251	2,839	2.12	613,763	3,091	2.02	570,711	2,353	1.64
Subordinated debentures (5)	128,420	1,831	5.66	128,339	1,840	5.75	54,630	813	5.90
Capital lease obligation	2,554	38	5.90	2,589	39	6.04	2,688	40	5.90
Total interest-bearing liabilities	3,813,153	15,389	1.60	3,790,739	14,138	1.50	3,450,188	9,319	1.07

Noninterest-bearing demand deposits	761,782			719,372			688,707
Other liabilities	21,110			19,558			17,972
Total noninterest-bearing liabilities	782,892			738,930			706,679
Stockholders' equity	590,128			574,992			556,620
Total liabilities and stockholders' equity	$5,186,173			$5,104,661			$4,713,487

Net interest income (tax equivalent basis)		40,444			39,409			37,929
Net interest spread (6)			2.96%			3.00%			3.21%

Net interest margin (7)			3.30%			3.31%			3.44%

Tax equivalent adjustment		(482)			(463)			(910)
Net interest income		$39,962			$38,946			$37,019

(1) Average balances are calculated on amortized cost and includes equity securities.
(2) Interest income is presented on a tax equivalent basis using a 21% federal tax rate as of September 30, 2018 and June 30, 2018 and a 35% federal tax rate as of September 30, 2017.
(3) Includes loan fee income.
(4) Loans include nonaccrual loans.
(5) Average balances are net of debt issuance costs of $1,735, $1,816, and $525 as of September 30, 2018, June 30, 2018 and September 30, 2017, respectively
Amortization expense related to debt issuance costs included in interest expense was $82, $82 and $41 as of September 30, 2018, June 30, 2018
and September 30, 2017, respectively.
(6) Represents difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities and is presented on a tax equivalent basis.
(7) Represents net interest income on a tax equivalent basis divided by average total interest-earning assets.
(8) Rates are annualized.